Registration No. 333-18243
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                       SECURITIES AND EXCHANGE COMMISSION

                  POST EFFECTIVE AMENDMENT NO. 2 ON FORM S-3 TO

                              FORM SB-2 ON FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            QUESTRON TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

                                   23-2257354
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                      (I.R.S. employer Identification No.)

          6400 Congress Avenue, Suite 200A, Boca Raton, Florida 33487
                                 (561) 241-5251
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              DOMINIC A. POLIMENI
                Chairman, President and Chief Executive Officer
          6400 Congress Avenue, Suite 200A, Boca Raton, Florida 33487
                                 (561) 241-5251
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 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            LUKE P. IOVINE, III, ESQ.
                                Battle Fowler LLP
                                Park Avenue Tower
                               75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000

     Approximate  date of  commencement of proposed sale to the public From time
                                                                       ---------
to time  after  this  post-effective  amendment  to the  Registration  Statement
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becomes effective.
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If the only securities  being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section  8(c) of the  Securities  Act of 1933,  as  amended,  or until  the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.
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                                EXPLANATORY NOTE

     This registration statement covers the offering by Questron and by certain selling securityholders of certain securities of Questron. The primary prospectus covers Questron's registration of: (1) up to 1,150,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants; (2) up to 1,500,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants which were sold by one of the selling securityholders to third parties; (3) up to 1,250,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants held by certain selling securityholders; (4) up to 143,750 shares of common stock issuable in connection with the exercise of a certain underwriter's unit purchase option; (5) up to 100,000 Series IV common stock purchase warrants issuable in connection with the exercise of a certain underwriter's unit purchase option; and (6) up to 100,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants, which common stock purchase warrants are issuable in connection with the exercise of certain underwriter's unit purchase option. All Series IV common stock purchase warrants have an exercise price of $5.75, subject to certain adjustments.

     In addition, Questron is registering, on behalf of certain selling securityholders, under an alternate prospectus (1) 1,250,000 Series IV common stock purchase warrants held by such selling securityholders, (2) up to 143,750 shares of common stock issuable in connection with the exercise of a certain underwriter's unit purchase option, (3) up to 100,000 Series IV common stock purchase warrants issuable in connection with the exercise of a certain underwriter's unit purchase option, and (4) up to 100,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants, which common stock purchase warrants are issuable in connection with the exercise of a certain underwriter's unit purchase option. The primary prospectus and the alternate prospectus are identical except for the following pages and sections contained in the alternate prospectus:

                  o        front and back cover pages
                  o        Prospectus Summary-The Offering section
                  o        Use of Proceeds section
                  o        Plan of Distribution section
                  o        Concurrent Sales section

In addition, a section entitled "Selling Securityholders" will be added to the alternate prospectus. Any references contained in either the alternate prospectus or the primary prospectus to the "Offering" shall mean Questron's offering under the primary prospectus.



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The  information in this  prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.


                   Subject to Completion, dated _______, 1999

                            QUESTRON TECHNOLOGY, INC.

                        4,143,750 Shares of Common Stock

                                       and

                100,000 Series IV Common Stock Purchase Warrants

     This Prospectus relates to the possible issuance by Questron from time to time on a continuous basis of: (1) up to 1,150,000 shares of common stock issuable upon exercise of a like number of Questron's Series IV common stock purchase warrants; (2) up to 1,500,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants which were sold by one of the selling securityholders to third parties; (3) up to 1,250,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants held by certain selling securityholders; (4) up to 143,750 shares of common stock issuable in connection with the exercise of a certain underwriter's unit purchase option; (5) up to 100,000 Series IV common stock purchase warrants issuable in connection with the exercise of a certain underwriter's unit purchase option; and (6) up to 100,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants which common stock purchase warrants are issuable in connection with the exercise of a certain underwriter's unit purchase option. All Series IV common stock purchase warrants have an exercise price of $5.75. On March 10, 1997, Questron completed an offering of 1,150,000 units at a price of $6.00 per unit which was covered by the registration statement of which this Prospectus forms a part. Each unit consisted of one share of Series B convertible preferred stock, par value $.01 per share, of Questron, and one redeemable Series IV common stock purchase warrant. See "Concurrent Sales." On July 2, 1998, such shares of Series B convertible preferred stock were automatically converted into
1.4375 shares of common stock.



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                                                    Nasdaq SmallCap Market
Security                                            Trading Symbol:
--------                                            ----------------------

Common Stock                                        QUST

Series IV Common Stock Purchase Warrants            QUSTW



             -----------------------------------------------------


     An investment in the securities offered hereby involves a high degree of risk. You should consider investing in these securities only if you can afford a complete loss. See "Risk Factors" beginning on page 7.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.






                The date of this Prospectus is ________ , 1999.


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                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's Website at "http://www.sec.gov."

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

1.   Our Annual Report on Form 10-KSB for the year ended December 31, 1997;

2. Our Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

3. Our Current Reports on Form 8-K dated September 24, 1998 and filed on October 8, 1998 relating to the acquisitions of Fas-Tronics, Inc. and Fortune
Industries, Inc., our senior secured credit facility and our change in certifying accountants; and

4. The description of our Common Stock contained in our Registration Statement on Form 8-A.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

     Questron Technology, Inc.
     6400 Congress Avenue, Suite 200A
     Boca Raton, Florida 33487

     Telephone requests may be directed to (561)241-5251.

     This Prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information or representations provided in this Prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.

                          FORWARD-LOOKING INFORMATION

     Certain information both included and incorporated by reference in this Prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our Company to be materially

775555.6

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different from future results,  performance or achievements expressed or implied by such forward-looking statements.  Forward-looking statements, which are based
on  certain   assumptions   and  describe  our  future  plans,   strategies  and
expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of our Company include, but are not limited to, changes in: economic
conditions   generally  and  the  fastener   distribution  market  specifically,
dependence on major customers and key management, possible need for additional financing, risks associated with acquisitions and rapid growth, dependence on third-party suppliers and manufacturers, substantial competition, the adverse effect on the market that the exercise of Series IV common stock purchase warrants may have, lack of assurance of future profitability or payment of dividends, year 2000 problems and product liability and claims exposure. These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference herein.




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                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to the financial statements.

                                   The Company

     We are a value-added distributor of fasteners (e.g., nuts, bolts and screws) and other low cost, high volume related products (commonly referred to as "C Items"), and a leading provider of customized inventory logistics management solutions to original equipment manufacturers. Our inventory logistics management services are provided through Questron Distribution Logistics, Inc., our wholly-owned subsidiary, and include in-plant bin-stock replenishment, kitting, technical support, quality assurance and other similar programs and services in response to the growing trend of original equipment manufacturers to outsource the materials management functions associated with C Items. Inventory items classified as C Items generally are relatively low in value compared with the value of the end product being made by the original equipment manufacturer, are complex due to the multiplicity and volume of parts, and are labor intensive in the preparation for the production line. In providing inventory logistics management services, we serve as the supply chain manager of C Items for most of our original equipment manufacturer customers, enabling these customers to (1) eliminate process costs relating to the planning, purchasing and expediting of such parts,  (2) reduce carrying  costs,  including labor, financing and overhead charges, (3) reduce parts shortages, which can lead to costly production line stoppages, (4) reduce product costs, (5) consolidate their supplier base, and (6) potentially consolidate the number of parts used. We employ state-of-the-art technology in managing C Items from procurement to direct deployment on the manufacturing floor, including a fully integrated on-line real-time computer system that links all of our sales and distribution centers, offering electronic data interchange, bar coding, consolidated billing options and "just in time" delivery programs. We are also a master distributor of fasteners and a distributor of lithium batteries, battery packs and assemblies.

     We serve more than 4,500 customers, including computer and computer networking, telecommunications, semiconductor fabrication equipment, medical electronics, contract manufacturing, consumer products and industrial equipment manufacturing companies. We supply a wide range of products which include fasteners, spacers and standoffs, plastic components, cable ties and accessories, drawer slides, connectors, design/prototype components, lithium batteries and customized battery packs and assemblies. Within the inventory logistics management market, we concentrate on customers that produce high-end products with significant product sophistication. We operate 17 facilities in seven states and seek to continue our expansion through both internal growth and acquisitions.

     We were incorporated in Delaware in 1983. We changed our name to Questron Technology, Inc. in 1996 to better reflect our principal business of providing inventory logistics management programs to original equipment manufacturers and value-added distributions of fasteners and related products. Together with our direct and indirect subsidiaries, we currently have approximately 230 employees. Our executive offices are located at 6400 Congress Avenue, Suite 200A, Boca Raton, Florida 33487 and our telephone number is (561) 241-5251.


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                               Recent Developments

     On September 24, 1998, we acquired Fas-Tronics, Inc., a privately owned corporation which is a value-added distributor of fasteners and other related C Items, primarily to manufacturers in the commercial aerospace industry. Fas-Tronics is located in the Dallas-Fort Worth area. We paid approximately $9.7 million to acquire Fas-Tronics, of which approximately $7.2 million was paid in cash and approximately $2.5 million was paid in our common stock. Also, we will pay Fas-Tronics up to an additional $3.25 million in cash and common stock if they achieve certain operating income levels for the year ended December 31, 1998.

     On September 24, 1998, we also acquired Fortune Industries, Inc., a privately owned corporation which is a value-added distributor of fasteners and other related C Items with a primary focus on aerospace defense contractors. Fortune is located in the Dallas-Fort Worth area. We paid approximately $13.1 million to acquire Fortune, of which approximately $10 million was paid in cash and approximately $3.1 million was paid in our common stock. Also, we will pay Fortune up to an additional $2.0 million in cash and common stock if they achieve certain operating income levels for the year ended December 31, 1998.



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                                  The Offering

Securities Offered.....................  4,143,750  shares of  common  stock and
                                         100,000 Series IV common stock purchase
                                         warrants

Use of Net Proceeds....................  If any of the  Series IV  common  stock purchase  warrants  are  exercised  for
                                         shares of common  stock,  we anticipate
                                         that  the  resulting  proceeds  will be
                                         used for working capital purposes.  See
                                         "USE OF PROCEEDS."

Nasdaq Symbol--Common Stock ...........  QUST

Nasdaq Symbol--Series IV Common Stock
   Purchase Warrants...................  QUSTW



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                                  RISK FACTORS

     You  should  carefully  consider  the  following  risk  factors  and  other
information  in  this  Prospectus   before  deciding  to  invest  in  Questron's
securities.

Dependence Upon Major Customers

     We have developed a customer base consisting of over 4,500 active customers. Over 90% of our sales are recurring sales to existing customers. For the year ended December 31, 1998, we had two customers that each accounted for 10% or more of our sales, but neither customer contributed more than 16%. These sales arrangements are terminable upon short notice and neither of these customers is obligated to continue to use our services, or acquire our products at all or at existing prices. Our dependence on major customers subjects us to significant financial risk in the operation of our business should a major customer terminate its business relationship with us. Maintaining such customer relationships and building new customer relationships is dependent, among other things, upon our ability to maintain high quality standards and competitive prices. There can be no assurance that we will be able to achieve such objectives. The loss of a major customer could have a material adverse effect on our financial condition, liquidity and results of operations.

Effects of Leverage

     As of December 31, 1998, Questron would have had total indebtedness of approximately $36 million. In addition, subject to restrictions in the senior secured facility, Questron may incur up to $10 million of additional borrowings under the senior secured facility. Questron's ability to pay principal and interest on indebtedness under the senior secured facility and to satisfy its other debt obligations will depend upon its future operating performance, which performance will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the control of Questron.

Possible Need for Additional Financing

     We intend to fund our operations and other capital needs substantially from operations and available borrowings under our existing senior secured credit facility but there can be no assurance that such funds will be sufficient for these purposes. In the event that we need additional financing to fund our operations and capital needs or to finance future acquisitions, there can be no assurance that such additional financing will be available, or that it will be available on acceptable terms.

Dependence on Key Management

     The success of Questron depends upon the efforts, abilities and expertise of our executive officers and other senior managers, including Dominic A. Polimeni, our Chairman, President and Chief Executive Officer, as well as the presidents of our operating units. The loss of the services of such individuals and/or other key individuals could have a material adverse effect on our financial condition, liquidity and results of operations.


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Requirements of Current Prospectus and State Blue Sky Registration in Connection
with the Exercise of the Series IV Common Stock Purchase Warrants Which May Not Be Exercisable and May Therefore Be Valueless

     We will only be able to issue common stock upon the exercise of the Series IV common stock purchase warrants if (1) there is a current prospectus relating to the securities offered hereby under an effective registration statement filed with the Securities and Exchange Commission and (2) such common stock is, to the extent required, then qualified for sale or exempt from registration under applicable state securities laws of the jurisdictions in which the various holders of these warrants reside. There can be no assurance that we will be successful in maintaining a current registration statement. In addition, we intend to qualify the sale of these warrants in a limited number of states, although certain exemptions under certain state securities ("Blue Sky") law may permit these warrants to be transferred to purchasers in states other than those in which these warrants were initially qualified. We will be prevented from issuing common stock upon exercise of these warrants in states where exemptions are unavailable and we have failed to qualify the common stock issuable upon exercise of these warrants. We may decide not to seek, or may not be able to obtain qualification of the issuance of such common stock in all of the states in which the ultimate purchasers of these warrants reside. In such a case, these warrants of those purchasers will expire and have no value if such warrants cannot be exercised or sold. Accordingly, the market for these warrants may be limited because of our obligation to fulfill both of these requirements.

Risks Associated with Acquisitions

     Prior to March 1997, we derived our revenues primarily through our wholly-owned subsidiary, Quest Electronic Hardware, Inc. (now named as Questron Distribution Logistics, Inc.). Subsequent to March 1997, we acquired Comp Ware, Inc., doing business as Webb Distribution, California Fasteners, Inc., Integrated Material Systems, Inc., Power Components, Inc., Fas-Tronics, Inc. and Fortune Industries, Inc. We have integrated such acquisitions, which account for approximately 20% of our revenues for the year ended December 31, 1998. The acquired businesses may have characteristics or deficiencies unknown to us which could affect their value or potential. In addition, the integration of these companies could divert our management's attention from the daily operation of Questron, require additional management, operational and financial resources, and place significant demands on our management and infrastructure. We cannot assure you that we will be able to succeed with the integration or effective management of these newly acquired businesses or that such businesses will perform as expected. In addition, we cannot assure you that the acquired companies will not have additional liabilities or contingencies that we did not anticipate at the time of the acquisitions. A primary element of our growth strategy is to continue to pursue strategic acquisitions that expand and complement our business. We regularly review various strategic acquisition opportunities and periodically engage in discussions regarding possible acquisitions. We cannot assure you that we will be able to identify additional acquisition candidates on terms acceptable to us or in a timely manner, enter into acceptable agreements or close any such transactions. Also, we cannot assure you that we will be able to continue to execute our acquisition strategy, and any failure to do so could have a materially adverse effect on our ability to sustain growth.



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Risks Associated with Rapid Growth

     We have experienced rapid growth since 1995 which has placed significant demands on our administrative, operational and financial resources. We intend to seek to continue such growth, which could place additional demands on our resources. Future internal growth will depend on a number of factors, including the effective and timely initiation and development of customer relationships, our ability to maintain the quality of services we provide to our customers and the recruitment, motivation and retention of qualified personnel. Sustaining growth will also require the implementation of enhancements to our operational and financial systems and will require additional management, operational and financial resources. There can be no assurance that we will be able to manage our expanding operations effectively or that we will be able to maintain or accelerate our growth, and any failure to do so could have a materially adverse effect on our business, results of operations and financial condition.

Dependence on Third-Party Suppliers and Manufacturers

     We purchase substantially all of our products, principally fasteners and other related C Items, from third-party suppliers and manufacturers. Our management believes that there are numerous available sources of supply for required products. However, while we currently maintain alternative sources for products, our businesses are subject to the risk of price fluctuations, different product performance and quality, and periodic delays in the delivery of certain specialty fasteners and other products. Failure by certain suppliers to continue to supply us with products on commercially reasonable terms, or at all, may have a material adverse effect on our operations and financial condition.

Substantial Competition

     The market for our products is highly competitive, and we encounter substantial competition from domestic distributors. Certain of our competitors are large companies that have greater financial resources and technical expertise than we and may offer lower prices on competing products. In addition, such competitors may have substantially greater managerial capabilities than we have and, consequently, we may be at a substantial competitive disadvantage in the conduct of our business. Furthermore, the potential growth of the market in which we compete may attract new entrants as they perceive opportunities. There can be no assurance that we will be able to compete successfully with the market's existing competitors or with new competitors. Failure to compete successfully could have a material adverse effect on our financial condition, liquidity and results of operations.

Exercise of Series IV Common Stock Purchase Warrants May Have Dilutive Effect on Market

     A holder of Series IV common stock purchase warrants will have the opportunity to exercise their warrants and may potentially profit from their exercise if there is a rise in the market price of the common stock. As a result, there may be a dilutive effect to the other stockholders' interest in Questron. Holders of the Series IV common stock purchase warrants would most likely exercise their warrants and purchase the underlying shares of common stock at a time when we may be able to obtain capital on terms more favorable than those provided by the exercise of their warrants.



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775555.6

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No Assurance of Future Profitability or Payment of Dividends

     No assurance can be given that the future operations of Questron or its subsidiaries will be profitable. Should the operations of Questron or its subsidiaries remain profitable, it is likely that Questron or its subsidiaries would retain much or all of the earnings in order to finance future growth and expansion. Therefore, we do not presently intend to pay dividends on the common stock.

Risks Associated with Year 2000

     We have addressed the impact of the year 2000 on our information systems in order to ensure that our network, computer systems and software will manage and manipulate data involving the transition of dates from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such data. We do not expect year 2000 compliance costs to have a material adverse impact on our business or results of operations. No assurance can be given, however, that unanticipated or undiscovered year 2000 compliance problems will not have a material adverse effect on our business or results of operations. In addition, if our clients or significant suppliers and contractors do not successfully achieve year 2000 compliance, our business and results of operations could be adversely affected, resulting from, among other things, our inability to properly exchange and/or receive data. We are currently formulating a survey and plan for working with key third-parties to understand their ability to continue providing services and products through the change to 2000 and will work with them, if necessary, to avoid any business interruptions in 2000.

Product Liability; Claims Exposure

     We maintain product liability insurance to protect us from such liabilities; however, no assurance can be given that claims will not arise in the future or that such insurance coverage will be adequate. Additionally, there can be no assurance that insurance coverage can be maintained in the future at an acceptable cost. Any such liability not covered by insurance, or for which third party indemnification is not available, could have a material adverse effect on our financial condition and results of operations.

                                 USE OF PROCEEDS

     To the extent that (1) the lead underwriter of Questron's March 1997 public offering determine to exercise its option to acquire (A) up to 143,750 shares of common stock, and (B) up to 100,000 Series IV common stock purchase warrants or
(2) any of the Series IV common stock purchase warrants registered hereby and by the alternate prospectus are exercised for shares of common stock, we anticipate that the proceeds from any of those transactions will be used for working capital purposes. If all of the Series IV common stock purchase warrants registered hereby and by the alternate prospectus are exercised, we will receive $23 million in proceeds and if such underwriter exercises its unit purchase option, we will also receive $990,000 in proceeds from the issuance to the underwriter of 143,750 shares of Questron's common stock and 100,000 Series IV common stock purchase warrants.

                              PLAN OF DISTRIBUTION

     Questron will issue the shares of Common Stock to warrant holders upon its receipt of the underlying warrant certificate, together with the exercise price for the warrants. There can be no assurance that any of the Series IV common stock purchase warrants will be exercised or that the


                                      -10-
775555.6
underwriter will exercise its unit purchase option to acquire shares of Questron's common stock and Series IV common stock purchase warrants.




                                      -11-
775555.6

                            DESCRIPTION OF SECURITIES

General

     The authorized capital stock of Questron consists of 20,000,000 shares of common stock and 10,010,000 shares of preferred stock, of which (i) 10,000 shares have been designated as Series A cumulative convertible preferred stock,
(ii) 900,000 shares have been designated as Series A preferred stock and (iii) 10,000 shares have been designated as Series A Junior Participating Preferred Stock. There are (i) 4,736,935 shares of common stock issued and outstanding,
(ii) no shares of Series A cumulative preferred stock outstanding, (iii) no shares of Series A preferred stock outstanding, (iv) no shares of Series A Junior Participating Preferred Stock outstanding, (v) no shares of Series B preferred stock issued and outstanding and (v) 3,900,000 warrants to purchase shares of common stock issued and outstanding.

Common Stock

     The shares of common stock currently outstanding are validly issued, fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by the stockholders, and a majority vote is required for action to be taken by the stockholders, except that a plurality vote is required for the election of directors. In the event of a liquidation, dissolution or winding-up of Questron, the holders of common stock are entitled to share equally and ratably in the assets of Questron, if any, remaining after the payment of all debts and liabilities of Questron and the liquidation preference of any outstanding preferred stock. The holders of the common stock have no preemptive rights or cumulative voting rights and there are no redemption, sinking fund or conversion provisions applicable to the common stock.

     Holders of common stock are entitled to receive dividends if, as, and when, declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may be issued.

     As of November 6, 1998, 4,736,935 shares of common stock were issued and outstanding.

Preferred Stock

     Questron's Certificate of Incorporation provides that Questron may, by vote of its Board of Directors, issue preferred stock in one or more series having the rights, preferences, privileges and restrictions thereon, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or designation of such series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Questron without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. On July 2, 1998, all of the 1,150,000 shares of Series B preferred stock were automatically converted into 1.4375 shares of common stock and there are presently up to 10,000 shares of preferred stock that may be issued from time to time, all of which shares may be issued in connection with the shareholder rights plan described below.
Pursuant to Questron's certificate of designation governing the Series B preferred stock, upon automatic conversion of the 1,150,000 shares of Series B preferred stock on July 2, 1998, such

                                      -12-
775555.6
shares were automatically canceled, retired and eliminated from the shares which Questron is authorized to issue.

     Based on Questron's amended certificate of designation, dated June 30, 1998 and approval of Questron's shareholders, each share of Series B preferred stock was automatically converted without any action on the part of Questron or the holder thereof into 1.4375 shares of common stock on July 2, 1998. As of the close of business on December 31, 1998, there were no shares of Series B preferred stock issued and outstanding. In addition, in connection with the board of director's adoption of the shareholder rights plan discussed below, Questron filed a certificate of designation, dated October 23, 1998, creating the class of Series A Junior Participating Preferred Stock. See "Description of Securities -- General" above.

Series IV Common Stock Purchase Warrants

     Questron currently has 3,900,000 Series IV common stock purchase warrants issued and outstanding. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $5.75 per share, subject to certain adjustments.

     Series IV common stock purchase warrants only can be exercised when there is a current effective registration statement covering the shares of common stock underlying the warrants. If Questron does not or is unable to maintain a current effective registration statement, the warrant holders will be unable to exercise the warrants and the warrants may become valueless. Moreover, if the shares of common stock underlying the warrants are not registered or qualified for sale in the state in which a warrant holder resides, such holder might not be permitted to exercise the warrants.

     Holders of the Series IV common stock purchase warrants are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends. If Questron merges, reorganizes or is acquired in such a way as to terminate the warrants, the warrants may be exercised immediately prior to such action. In the event of liquidation, dissolution, or winding up of Questron, holders of the warrants are not entitled to participate in Questron's assets.

Shareholder Rights

     On October 23, 1998, the board of directors of Questron (1) created a Series A junior participating preferred stock, par value $.01 per share, of Questron, and (2) declared a dividend of one preferred share purchase right for each outstanding share of common stock of Questron. The dividend was paid to stockholders of record on November 16, 1998. Each preferred share purchase right entitles the registered holder to purchase from Questron one one-thousandth of a share of Series A junior participating preferred stock at a price of $30 per one one-thousandth of a share of such Series A participating preferred stock, subject to adjustment.

     Rights

     The description and terms of the preferred share purchase rights are set forth in a rights agreement, dated as of October 23, 1998, which may be amended from time to time, between Questron and American Stock Transfer & Trust Company, as rights agent. The rights agreement


                                      -13-
775555.6
provides that, until the earlier to occur of (1) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of common stock of Questron or (2) 10 business days (or such later date as may be determined by action of the board of directors of Questron prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of common stock of Questron (or earlier expiration of the preferred share purchase rights), the preferred share purchase rights will be transferred with and only with the common stock.

     Junior Preferred

     The description and terms of the Series A junior participating preferred stock are set forth in a certificate of designation of the Series A junior participating preferred stock, as filed with the Secretary of State of the State of Delaware on November 5, 1998. The certificate of designation provides that up to 10,000 shares of Series A participating preferred stock may be issued, which shares shall be entitled to receive dividends, subordinated to all other series of stock of Questron, when and if declared by Questron's board of directors.

Transfer Agent and Registrar

     The transfer agent and registrar for the common stock, preferred stock and Series IV Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, telephone number (212) 936-5100.



                                      -14-
775555.6

                                CONCURRENT SALES

     The Registration Statement, of which this Prospectus forms a part, also relates to the offering and sale from time to time by (1) certain selling securityholders of Questron of up to 1,250,000 Series IV common stock purchase warrants held by such selling security holders, (2) up to 143,750 shares of common stock issuable in connection with the exercise of a certain underwriter's unit purchase option, (3) up to 100,000 Series IV common stock purchase warrants issuable in connection with the exercise of a certain underwriter's unit purchase option, and (4) up to 100,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants, which common stock purchase warrants are issuable in connection with the exercise of a certain underwriter's unit purchase option. The Series IV common stock purchase warrants and shares of common stock will be registered under the Securities Act of 1933, as amended, and are expected to become eligible for trading on or about the date of this Prospectus. Sales of the Series IV common stock purchase warrants and shares of common stock, or even the potential of such sales, will likely have an adverse effect on the market price of the common stock. Questron will not receive any proceeds from the sale of the Series IV common stock purchase warrants and shares of common stock other than the exercise price of $5.75 per share of common stock which is subject to certain adjustments. Such amount is payable upon exercise of the Series IV common stock purchase warrants ($7,762,500 if all Series IV common stock purchase warrants covered by the alternate prospectus are exercised).



                                      -15-
775555.6

                                  LEGAL MATTERS

     The legality of the securities registered hereby has been passed upon for Questron by Gould & Wilkie, One Chase Manhattan Plaza, 58th Floor, New York, New York 10005.

                                    EXPERTS

     Questron's Consolidated Financial Statements as of December 31, 1997, and for each of the two years in the period, then ended, incorporated by reference in this Registration Statement have been incorporated herein in reliance on the report of Moore Stephens, P.C., independent certified public accountants.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Questron's Certificate of Incorporation limits the liability of its directors. As permitted by the Delaware General Corporation Law, directors will not be liable to Questron for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) pursuant to Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which such director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article VIII of Questron's Certificate of Incorporation and Article VII of Questron's Bylaws provide for the indemnification of directors, officers and other authorized representatives of Questron to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be


                                      -16-
775555.6
indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Questron's Certificate of Incorporation and Bylaws provide that Questron shall indemnify its directors and officers to the full extent permitted by Delaware law. However, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Questron pursuant to the foregoing provisions, Questron has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.


                                      -17-
775555.6

================================================       ================================================
------------------------------------------------       ------------------------------------------------

     No dealer,  salesperson or other individual
has been  authorized to give any  information or
to make any  representations  other  than  those
contained in this  Prospectus in connection with
the  offering  covered  by this  Prospectus.  If
given   or    made,    such    information    or               4,143,750 Shares of Common Stock
representations  must  not  be  relied  upon  as
having been  authorized by the Company or any of                              and
the  Underwriters.   This  Prospectus  does  not
constitute an offer to sell,  or a  solicitation                100,000 Series IV Common Stock
of an offer to buy any of the securities offered                       Purchase Warrants
hereby  in  any  jurisdiction  where,  or to any
person  to whom,  it is  unlawful  to make  such
offer or  solicitation.  Neither the delivery of
this  Prospectus  nor any  sale  made  hereunder
shall,  under  any   circumstances,   create  an
implication  that  there has not been any change                            QUESTRON
in the facts set forth in this  Prospectus or in
the  affairs  of  the  Company  since  the  date                           TECHNOLOGY,
hereof.
                                                                               INC.
      ------------------------------------

                TABLE OF CONTENTS

                                            Page
                                            ----
Explanatory Note............................
Where You Can Find More Information.........
Forward-Looking Information.................                          ---------------------
Prospectus Summary..........................
Risk Factors................................                                PROSPECTUS
Use of Proceeds.............................
Plan of Distribution........................                          ---------------------
Description of Securities...................
Concurrent Sales............................
Legal Matters...............................
Experts.....................................
Limitation of Liability and                                           ___________    , 1999
Indemnification Matters.....................

      ------------------------------------

------------------------------------------------       ------------------------------------------------
================================================       ================================================



775555.6

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, dated _______, 1999

                            QUESTRON TECHNOLOGY, INC.

               1,350,000 Series IV Common Stock Purchase Warrants

                                       and

                         243,750 Shares of Common Stock

     This Prospectus relates to the possible resale from time to time on a continuous basis of up to (1) 1,250,000 of our Series IV common stock purchase warrants held by certain selling securityholders, (2) up to 143,750 shares of common stock issuable in connection with the exercise of a certain underwriter's unit purchase option, (3) up to 100,000 Series IV common stock purchase warrants issuable in connection with the exercise of a certain underwriter's unit purchase option, and (4) up to 100,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants, which common stock purchase warrants are issuable in connection with the exercise of a certain underwriter's unit purchase option. The Series IV common stock purchase warrants and the shares of common stock are being offered by the securityholders identified in this Prospectus. We issued the Series IV common stock purchase warrants and the shares of common stock to the selling securityholders pursuant to an exchange agreement upon cancellation of rights under prior agreements. These Series IV common stock purchase warrants and the shares of common stock offered by the selling securityholders may be distributed in (1) transactions on the Nasdaq SmallCap Market, (2) in privately negotiated transactions or (3) a combination of such methods of sale, at fixed prices which may be (a) changed,
(b) at market prices prevailing at the time of sale, (c) at prices related to such prevailing market prices or (d) at negotiated prices. The selling securityholders may effect such transactions by selling their Series IV common stock purchase warrants or shares of common stock to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts, concession or commissions from the selling securityholders or the purchasers of the Series IV common stock purchase warrants or shares of common stock for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commission). See "Plan of Distribution." The selling securityholders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered. Any profits realized or commissions received by them may be deemed underwriting compensation.

     Questron will not receive any of the proceeds from the sale of the Series IV common stock purchase warrants except for those sold in connection with the exercise of a certain underwriter's unit purchase option. To the extent the underwriter involved in Questron's final prospectus to which this post-effective amendment relates exercises its option to acquire (1) up to 143,750 shares of common stock, and (2) up to 100,000 Series IV common stock purchase warrants, we anticipate that the proceeds of this transaction will be used for working capital purposes. All costs incurred in the registration of the Series IV common stock purchase warrants are being borne by Questron. The Series IV common stock purchase warrants will be offered for sale from time to time on terms to be determined at the time of sale by the selling securityholders.


                                                    Nasdaq SmallCap Market
     Security                                       Trading Symbol:
     --------                                       ----------------------

     Common Stock                                   QUST
     Series IV Common Stock Purchase Warrants       QUSTW

     An investment in the securities offered hereby involves a high degree of risk. You should consider investing in these securities only if you can afford a complete loss. See "Risk Factors" beginning on page 7.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.


                           --------------------------

               The date of this Prospectus is ___________ , 1999.



775555.6

                                  The Offering

Securities Offered.....................   243,750  shares  of  common  stock and
                                          1,350,000   Series  IV  common   stock
                                          purchase  warrants  exercisable  at an
                                          exercise  price of $5.75  per share of
                                          Questron's  common  stock,  subject to
                                          certain adjustments.

Use of Net Proceeds....................   If the lead  underwriter of Questron's
                                          March 1997 public offering  determines
                                          to  exercise  its option to acquire up
                                          to 143,750  shares of common stock and
                                          up to 100,000  Series IV common  stock
                                          purchase   warrants,   Questron   will
                                          receive $990,000 in proceeds.  We will
                                          not receive any of the  proceeds  from
                                          the sale of the Series IV common stock
                                          purchase   warrants   by  the  selling
                                          securityholders.   Any   proceeds   we
                                          receive   from  the  exercise  of  the
                                          Series   IV  common   stock   purchase
                                          warrants  will  be  used  for  working
                                          capital   purposes.    See   "USE   OF
                                          PROCEEDS."

Nasdaq Symbol--Common Stock............   QUST

Nasdaq Symbol--Warrants................   QUSTW




                                      Alt-6
775555.6

                                 USE OF PROCEEDS

     To the extent the lead underwriter of Questron's March 1997 public offering determines to exercise its option to acquire (1) up to 143,750 shares of common stock, and (2) up to 100,000 Series IV common stock purchase warrants, we anticipate that the proceeds of this transaction will be used for working capital purposes. If the lead underwriter exercises such option, we will receive $990,000 in proceeds.

                              PLAN OF DISTRIBUTION

     We have been advised that the selling securityholders or pledgees, donees, transferees of or other successors in interest to the Series IV common stock purchase warrants and/or shares of common stock, may sell their Series IV common stock purchase warrants and/or shares of common stock, as the case may be, from time to time in transactions on the Nasdaq SmallCap Market, in privately negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling securityholders may effect such transactions by selling their Series IV common stock purchase warrants and/or shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the Series IV common stock purchase warrants and/or shares of common stock for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commission).

     We have advised the selling securityholders that the anti-manipulative rules under Regulation M under the Securities Exchange Act of 1934, as amended, may apply to their sales in the market and has informed them of the need for delivery of copies of this Prospectus. We are not aware as of the date of this Prospectus of any agreements between any of the selling securityholders and any broker-dealers with respect to the sale of the Series IV common stock purchase warrants and/or shares of common stock offered by this Prospectus. The selling securityholders and any broker-dealer or other agent executing sell orders on behalf of the selling securityholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which case the commissions received by any such broker-dealer or agent and profit on any resale of the Series IV common stock purchase warrants and/or shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933, as amended. The commissions received by a broker-dealer or agent may be in excess of customary compensation. When we are notified by the selling securityholders that any material arrangement has been entered into with a broker-dealer, agent or underwriter for the sale of Series IV common stock purchase warrants and/or shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or purchases by a broker or a dealer, we will cause to be filed a supplemental prospectus, if required, disclosing the terms of the offering of the Series IV common stock purchase warrants and/or shares of common stock, including the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting underwriters compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed. We will receive no part of the proceeds from the sale of any Series IV common stock purchase warrants and/or shares of common stock offered hereunder.

     Any or all of the sales or other transactions involving the Series IV common stock purchase warrants and/or shares of common stock described above, whether effected by the selling securityholders,


                                     Alt-11
775555.6
any broker-dealer or others, may be made pursuant to this Prospectus. In addition, any Series IV common stock purchase warrants and/or shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this Prospectus.

     In order to comply with the securities laws of certain states, if applicable, the Series IV common stock purchase warrants and/or shares of common stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Series IV common stock purchase warrants and/or shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     All costs and expenses associated with registering the Series IV common stock purchase warrants and/or shares of common stock being offered by this Prospectus with the Securities and Exchange Commission will be paid by us. Such costs and expenses are estimated to be approximately $37,000.

     Together with the selling securityholders, we may agree to indemnify certain persons including broker-dealers or others, against certain liabilities in connection with any offering of the Series IV common stock purchase warrants and/or shares of common stock, including liabilities under the Securities Act of 1933, as amended.

     The selling securityholders may elect to sell all, a portion or none of the Series IV common stock purchase warrants and/or shares of common stock offered by them hereunder.



                                    Alt-11.1
775555.6

                             SELLING SECURITYHOLDERS

     This Prospectus relates to the sale of an aggregate of 1,350,000 Series IV common stock purchase warrants and 243,750 shares of common stock.

     The following table sets forth certain information with respect to the selling securityholders. The Series IV common stock purchase warrants and shares of common stock to which this Prospectus relates may be sold from time to time in whole or in part by the selling securityholders as described herein.



                              Shares of                     Percentage
                                Common       Shares of       of Total                       Warrants
                                Stock          Common         Common                      that may be
                                owned          Stock          Stock         Warrants        offered        Warrants
                               prior to     owned after    Outstanding     owned prior    pursuant to    owned after
                                 this           this        after this       to this          this           this
Selling Securityholders(1)   Offering(2)    Offering (3)     Offering       Offering        Offering     Offering(4)
--------------------------   -----------    ------------   -----------     -----------    -----------    -----------
Gulfstream Financial Group,   1,713,606        274,958         36.17%      1,000,000      1,000,000           0
Inc.(5)
6400 Congress Avenue
Suite 200A
Boca Raton, FL  33487

Phillip D. Schwiebert (6)       123,505        113,339          0.3%         250,000        250,000           0
c/o Questron Distribution
Logistics, Inc.
386 Railroad Court
Milpitas, CA  95035

Victoria Loewenstern
Irrevocable Trust
6700 North Andrews
Suite 401
Fort Lauderdale, FL  33309(7)    23,957           0               0           16,666         16,666           0

Brett Loewenstern
Irrevocable Trust
6700 North Andrews
Suite 401
Fort Lauderdale, FL  33309(7)    23,959           0               0           16,667         16,667           0

Stephanie  Loewenstern
Irrevocable Trust
6700 North Andrews
Suite 401
Fort Lauderdale, FL  33309(7)    23,957           0               0           16,666         16,666           0

Akiva Merchang Group, Inc.
6700 North Andrews
Suite 401
Fort Lauderdale, FL  33309(7)    71,875           0               0           50,000         50,000           0

------------------

(1) The figures in the Selling Securityholders Table reflect ownership as of December 31, 1998, based upon information provided by the respective selling securityholders.

(2) For the purpose of this calculation, the number of shares of common stock outstanding includes shares of common stock issued on July 2, 1998 upon conversion of the Series B preferred stock previously held by each selling securityholders. Assumes no exercise of the Series IV common stock purchase warrants offered under this Prospectus.

(3) Assumes sale of all shares of common stock registered in this Prospectus, even though the selling securityholders are under no obligation known to us to sell any shares of common stock at this time.

(4) Assumes sale of all Series IV common stock purchase warrants registered in this prospectus, even though the selling securityholders are under no obligation known to us to sell any Series IV common stock purchase warrants at this time.

(5) Dominic A. Polimeni, the Chairman, Chief Executive Officer and President of Questron, is an officer, director and 50% stockholder of Gulfstream Financial Group, Inc. In addition, Robert V. Gubitosi, a director of Questron since 1996, is a Managing Director of Gulfstream Financial Group, Inc. and Joan Gubitosi, Mr. Gubitosi's wife, is a 50% stockholder of Gulfstream Financial Group, Inc. All costs incurred by us in connection with the registration of the Series IV common stock purchase warrants are being borne by us.

(6)  Phillip Schwiebert is an employee and officer of Questron.

(7) These securities were originally issued to Biltmore Securities, Inc., which acted as an underwriter for Questron in connection with its public offering in March 1997.



                                     Alt-14
775555.6

                                CONCURRENT SALES

     As of the date of this Prospectus, there is a registration statement, which had previously been filed under the Securities Act of 1933, as amended, and subsequently declared effective by the Securities and Exchange Commission, covering the concurrent offering of (1) up to 1,150,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants; (2) up to 1,500,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants which were sold by one of the selling securityholders to third parties; (3) up to 1,250,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants held by certain selling securityholders; (4) up to 143,750 shares of common stock issuable in connection with the exercise of a certain underwriter's unit purchase option; (5) up to 100,000 Series IV common stock purchase warrants issuable in connection with the exercise of a certain underwriter's unit purchase option; and (6) up to 100,000 shares of common stock issuable upon exercise of a like number of Series IV common stock purchase warrants which common stock purchase warrants are issuable in connection with the exercise of a certain underwriter's unit purchase option.

     Sales of any of the above-mentioned shares of common stock or Series VI common stock purchase warrants, or even the potential, in each case, of such sales, would likely have an adverse effect on the market price of the common stock. As a result of this concurrent offering, the freely tradeable common stock will be increased by up to 4,143,750 shares of common stock upon exercise of the Series VI common stock purchase warrants and the unit purchase option, if any.




                                     Alt-15
775555.6

================================================       ================================================
------------------------------------------------       ------------------------------------------------

     No dealer,  salesperson or other individual
has been  authorized to give any  information or
to make any  representations  other  than  those
contained in this  Prospectus in connection with
the  offering  covered  by this  Prospectus.  If
given   or    made,    such    information    or
representations  must be  relied  upon as having
been  authorized  by the  Company  or any of the                      1,350,000 Series IV
Underwriters. This Prospectus does not constitute                         Common Stock
an offer to sell, or a solicitation  of an offer                       Purchase Warrants
to buy, any of the securities  offered hereby in                              and
any  jurisdiction  where,  or to any  person  to                         243,750 Shares
whom,  it is  unlawful  to make  such  offer  or                               of
solicitation.   Neither  the  delivery  of  this                          Common Stock
Prospectus  nor any sale made  hereunder  shall,
under any  circumstances,  create an implication
that  there has not been any change in the facts
set forth in this  Prospectus  or in the affairs
of the Company since the date hereof.


          -----------------------------

                TABLE OF CONTENTS
                                            Page
                                            ----
Explanatory Note...........................
Where You Can Find More Information........
Forward-Looking Information................
Prospectus Summary.........................
Risk Factors...............................                                QUESTRON
Use of Proceeds............................
Plan of Distribution.......................                               TECHNOLOGY,
Description of Securities..................
Selling Securityholders....................                                   INC.
Concurrent Sales...........................
Legal Matters..............................
Experts....................................                     -----------------------------
Limitation of Liability and                                              PROSPECTUS
  Indemnification Matters..................
          -----------------------------                         -----------------------------


                                                                 ______________      , 1999


================================================       ================================================
------------------------------------------------       ------------------------------------------------


775555.6

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution
          -------------------------------------------

     The estimated expenses of the registration of the securities concerned herein which are payable by Questron are as follows:



Printing expenses.............................    $    5,000
Legal fees and expenses.......................        25,000
Accounting fees and expenses..................         2,000
Miscellaneous expenses........................         5,000
                                                  ----------


              Total...........................    $   37,000
                                                  ==========


     All expenses (other than commissions and any transfer taxes on the securities being offered) will be paid by Questron.

Item 15.  Indemnification of Directors and Officers
          -----------------------------------------

     Section 145 ("Section 145") of the Delaware General Corporation Law permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article VIII of Questron's Certificate of Incorporation and Article VII of Questron's Bylaws provide for the indemnification of directors, officers and other authorized representatives of Questron to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.



775555.6

     Section 102(b)(7) of the Delaware General Corporation Law provides as follows:

     "(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

     (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body or a corporation that is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with
Section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title."

     Questron also maintains directors and officers liability insurance for the benefit of its officers and directors.




775555.6

Item 16.  Exhibits
          --------

Exhibit No.    Description
-----------    -----------

4.1*     Specimen Common Stock Certificate
4.2*     Form of Series IV Common Stock Purchase Warrant Agreement
4.3* Stock Purchase Warrant Certificate for Purchase of Common Stock of Questron Technology, Inc.
5.1*     Opinion of Gould & Wilkie
23.1     Consent of Moore Stephens, P.C.
23.2*    Consent of Gould & Wilkie (see Exhibit 5.1).


-----------------------
*Previously filed.


Item 17.  Undertakings
          ------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in this Registration Statement;

              provided,  however,  that the undertakings set forth in paragraphs
              (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                    (iii)To include  any  material  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement.




775555.6
                     relating  to  the  securities  offered  therein,   and  the
                     offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.



775555.6

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Boca Raton, Florida on March 12, 1999.

                                          QUESTRON TECHNOLOGY, INC.

                                          By:/s/ Dominic A. Polimeni
                                             -----------------------------------
                                             Dominic A. Polimeni
                                             Chairman, President and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                    Title                                 Date
    ---------                    -----                                 ----

/s/ Dominic A. Polimeni      Chairman, President,               March 12, 1999
-----------------------      Chief Executive Officer and
Dominic A. Polimeni          Director (Principal Executive
                             Officer)

/s/ Milton M. Adler          Treasurer, Secretary,              March 12, 1999
-----------------------      Controller and Director
Milton M. Adler              (Principal Financial Officer and
                             Principal Accounting Officer)

/s/ Robert V. Gubitosi       Director                           March 12, 1999
-----------------------
Robert V. Gubitosi

/s/ Frederick W. London      Director                           March 12, 1999
-----------------------
Frederick W. London

/s/ William J. McSherry, Jr. Director                           March 12, 1999
----------------------------
William J. McSherry, Jr.



775555.6

                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

4.1*      Specimen Common Stock Certificate
4.2*      Form of Series IV Common Stock Purchase Warrant Agreement
4.3* Stock Purchase Warrant Certificate for Purchase of Common Stock of Questron Technology, Inc.
5.1*      Opinion of Gould & Wilkie
23.1      Consent of Moore Stephens, P.C.
23.2*     Consent of Gould & Wilkie (see Exhibit 5.1)


---------------------
*Previously filed.


775555.6